Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

________

1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income attributable to stockholders under U.S. GAAP to segment profit (loss) (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income attributable to stockholders(a)	$1,999	$1,741	$9,934	$10,019
Income tax expense	580	471	1,888	2,771
Automotive interest expense	267	227	987	950
Automotive interest income	(215)	(44)	(460)	(146)
Adjustments
Cruise compensation modifications(b)	—	—	1,057	—
Russia exit(c)	657	—	657	—
Buick dealer strategy(d)	511	—	511	—
Patent royalty matters(e)	—	250	(100)	250
GM Brazil indirect tax matters(f)	—	194	—	194
Cadillac dealer strategy(g)	—	—	—	175
GM Korea wage litigation(h)	—	—	—	82
Total adjustments	1,168	444	2,125	701
EBIT-adjusted	3,799	2,839	14,474	14,295
Operating segments
GM North America (GMNA)	3,654	2,165	12,988	10,318
GM International (GMI)	272	275	1,143	827
Cruise	(524)	(349)	(1,890)	(1,196)
GM Financial(i)	775	1,180	4,076	5,036
Total operating segments	4,176	3,271	16,317	14,985
Corporate and eliminations(j)	(377)	(432)	(1,843)	(690)
EBIT-adjusted	$3,799	$2,839	$14,474	$14,295
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(c)This adjustment was excluded because it relates to the shutdown of our Russia business including the write off of our net investment and release of accumulated translation losses into earnings.
(d)This adjustment was excluded because it relates to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s electric vehicle (EV) strategy. In 2023, we expect to incur additional charges as we continue to optimize our Buick dealer network. The ultimate amount of any future charges will depend on negotiations with our dealers.
(e)These adjustments were excluded because they relate to certain royalties accrued with respect to past-year vehicle sales in 2021 and the resolution of substantially all of these matters in 2022.
(f)This adjustment was excluded because it relates to a settlement with third parties relating to retrospective recoveries of indirect taxes in Brazil realized in prior periods.
(g)This adjustment was excluded because it relates to strategic activities to transition certain Cadillac dealers out of our dealer network as part of Cadillac's EV strategy.
(h)This adjustment was excluded because of the unique events associated with Supreme Court of the Republic of Korea (Korea Supreme Court) decisions related to our salaried workers.
(i)GM Financial amounts represent EBT-adjusted.
(j)GM's automotive interest income and interest expense, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe, which are primarily pension costs, corporate expenditures and certain nonsegment-specific revenues and expenses are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted (dollars in millions):

	Years Ended December 31,
	2022	2021	2020
Net income attributable to stockholders	$9,934	$10,019	$6,427
Income tax expense	1,888	2,771	1,774
Automotive interest expense	987	950	1,098
Automotive interest income	(460)	(146)	(241)
Adjustments
Cruise compensation modifications(a)	1,057	—	—
Russia exit(b)	657	—	—
Buick dealer strategy(c)	511	—	—
Patent royalty matters(d)	(100)	250	—
GM Brazil indirect tax matters(e)	—	194	—
Cadillac dealer strategy(f)	—	175	99
GM Korea wage litigation(g)	—	82	—
GMI restructuring(h)	—	—	683
Ignition switch recall and related legal matters(i)	—	—	(130)
Total adjustments	2,125	701	652
EBIT-adjusted	$14,474	$14,295	$9,710
__________
(a)This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(b)This adjustment was excluded because it relates to the shutdown of our Russia business including the write off of our net investment and release of accumulated translation losses into earnings.
(c)This adjustment was excluded because it relates to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy. In 2023, we expect to incur additional charges as we continue to optimize our Buick dealer network. The ultimate amount of any future charges will depend on negotiations with our dealers.
(d)These adjustments were excluded because they relate to certain royalties accrued with respect to past-year vehicle sales in 2021 and the resolution of substantially all of these matters in 2022.
(e)This adjustment was excluded because it relates to a settlement with third parties relating to retrospective recoveries of indirect taxes in Brazil realized in prior periods.
(f)These adjustments were excluded because they relate to strategic activities to transition certain Cadillac dealers out of our dealer network as part of Cadillac's EV strategy.
(g)This adjustment was excluded because of the unique events associated with Supreme Court of the Republic of Korea (Korea Supreme Court) decisions related to our salaried workers.
(h)This adjustment was excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of dealer restructurings, asset impairments, inventory provisions and employee separation charges in Australia, New Zealand, Thailand and India.
(i)This adjustment was excluded because of the unique events associated with the ignition switch recall.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Years Ended
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$1,987	$1.39	$1,703	$1.16	$8,915	$6.13	$9,837	$6.70
Adjustments(a)	1,168	0.82	444	0.30	2,125	1.46	701	0.47
Tax effect on adjustments(b)	(127)	(0.09)	(62)	(0.04)	(423)	(0.29)	(105)	(0.07)
Tax adjustments(c)	—	—	(96)	(0.07)	(482)	(0.33)	(51)	(0.03)
Deemed dividend adjustment(d)	—	—	—	—	909	0.63	—	—
EPS-diluted-adjusted	$3,028	$2.12	$1,989	$1.35	$11,044	$7.59	$10,382	$7.07
________
(a)    Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)    The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)    In the year ended December 31, 2022, the adjustment consists of tax benefit related to the release of a valuation allowance against deferred tax assets considered realizable as a result of Cruise tax reconsolidation. In the year ended December 31, 2021, the adjustments consist of tax benefits related to a deduction for an investment in a subsidiary and resolution of uncertainty relating to an indirect tax refund claim in Brazil, partially offset by tax expense related to the establishment of a valuation allowance against Cruise deferred tax assets.
(d)    This adjustment consists of a deemed dividend related to the redemption of Cruise preferred shares from SoftBank Vision Fund (AIV M2) L.P. (SoftBank) in the year ended December 31, 2022.
The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Years Ended December 31,
	2022			2021
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$11,597	$1,888	16.3%	$12,716	$2,771	21.8%
Adjustments(a)	2,221	423		726	105
Tax adjustments(b)		482			51
ETR-adjusted	$13,818	$2,793	20.2%	$13,442	$2,927	21.8%
________
(a)    Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details. Net income attributable to noncontrolling interests for these adjustments is included in the years ended December 31, 2022 and 2021. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)    Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Years Ended December 31,
	2022	2021
Net income attributable to stockholders	$9.9	$10.0
Average equity(a)	$66.6	$56.5
ROE	14.9%	17.7%
________
(a)    Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Years Ended December 31,
	2022	2021
EBIT-adjusted(a)	$14.5	$14.3
Average equity(b)	$66.6	$56.5
Add: Average automotive debt and interest liabilities (excluding finance leases)	17.6	17.1
Add: Average automotive net pension & OPEB liability	9.4	15.8
Less: Average automotive net income tax asset	(21.2)	(22.2)
ROIC-adjusted average net assets	$72.3	$67.2
ROIC-adjusted	20.0%	21.3%
________
(a)    Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)    Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net automotive cash provided by operating activities	$7,488	$9,384	$19,094	$9,693
Less: Capital expenditures	(3,235)	(3,154)	(9,007)	(7,389)
Add: Patent royalty matters	—	—	145	—
Add: Buick dealer strategy	120	—	120	—
Add: GM Brazil indirect tax matters	57	—	57	—
Add: Russia exit	31	—	31	—
Add: Cadillac dealer strategy	—	100	—	144
Add: GM Korea wage litigation	—	73	26	92
Add: GMI restructuring	—	—	—	24
Adjusted automotive free cash flow	$4,460	$6,403	$10,466	$2,564

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended December 31, 2022
Net sales and revenue	$35,471	$4,319	$44		$39,834	$25	$3,277	$(28)	$43,108
Expenditures for property	$2,914	$311	$10	$—	$3,235	$57	$16	$(4)	$3,304
Depreciation and amortization	$1,401	$124	$5	$—	$1,531	$14	$1,223	$—	$2,767
Impairment charges	$—	$1	$—	$—	$1	$—	$—	$—	$1
Equity income (loss)(a)	$(4)	$200	$—	$—	$197	$—	$25	$—	$222

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended December 31, 2021
Net sales and revenue	$26,865	$3,451	$37		$30,353	$25	$3,232	$(26)	$33,584
Expenditures for property	$2,716	$421	$17	$—	$3,154	$34	$6	$5	$3,199
Depreciation and amortization	$1,449	$135	$5	$—	$1,589	$15	$1,333	$—	$2,937
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)	$—	$242	$—	$—	$242	$—	$44	$—	$286

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Year Ended December 31, 2022
Net sales and revenue	$128,378	$15,420	$177		$143,974	$102	$12,766	$(107)	$156,735
Expenditures for property	$8,280	$706	$20	$—	$9,007	$197	$44	$(10)	$9,238
Depreciation and amortization	$5,800	$513	$21	$—	$6,335	$53	$4,888	$—	$11,276
Impairment charges	$11	$1	$—	$—	$12	$—	$—	$—	$12
Equity income (loss)(a)	$(9)	$672	$—	$—	$663	$—	$173	$—	$837

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Year Ended December 31, 2021
Net sales and revenue	$101,308	$12,172	$104		$113,584	$106	$13,419	$(105)	$127,004
Expenditures for property	$6,576	$783	$30	$—	$7,389	$89	$26	$5	$7,509
Depreciation and amortization	$5,298	$542	$21	$—	$5,861	$52	$6,134	$—	$12,047
Impairment charges	$—	$—	$—	$—	$—	$4	$—	$—	$4
Equity income (loss)(a)	$8	$1,092	$—	$—	$1,100	$—	$201	$—	$1,301
________
(a)Includes Automotive China equity income of $201 million and $244 million in the three months ended December 31, 2022 and 2021 and $677 million and $1,098 million in the years ended December 31, 2022 and 2021.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and the corresponding calculation of GM's market share. Also, as of March 2022, GM is no longer importing vehicles or parts to Russia, Belarus and other sanctioned provinces in Ukraine.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors, as well as sales to the U.S. Government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the year ended December 31, 2022, 30.5% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GMNA	787	579	2,926	2,308
GMI	180	163	653	551
Total	967	742	3,579	2,859

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments and daily rental car companies); and (3) vehicles used by dealers in their businesses. Total vehicle sales data for periods presented prior to 2022 reflect courtesy transportation vehicles used by U.S. dealers in their business. Beginning in 2022, we stopped including such dealership courtesy transportation vehicles in total vehicle sales until such time as those vehicles were sold to the end customer. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
United States
Chevrolet – Cars	54	24	188	121
Chevrolet – Trucks	228	191	828	807
Chevrolet – Crossovers	132	74	502	509
Cadillac	39	22	135	118
Buick	27	29	104	180
GMC	144	101	518	482
Total United States	623	441	2,274	2,218
Canada, Mexico and Other	106	71	406	355
Total North America	729	511	2,680	2,574
Asia/Pacific, Middle East and Africa
Chevrolet	155	151	647	610
Wuling	305	410	1,244	1,429
Buick	168	200	644	816
Baojun	8	33	49	211
Cadillac	55	53	202	240
Other	5	4	19	20
Total Asia/Pacific, Middle East and Africa	696	851	2,805	3,326
South America(a)	125	118	452	394
Total in GM markets	1,551	1,480	5,937	6,294
Total Europe	1	1	2	2
Total Worldwide	1,551	1,481	5,939	6,296
_______
(a)    Primarily Chevrolet.

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
SAIC General Motors Sales Co., Ltd.	271	303	1,037	1,277
SAIC GM Wuling Automobile Co., Ltd.	305	434	1,266	1,615

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Market Share
United States – Cars	8.6%	4.2%	7.6%	4.2%
United States – Trucks	32.2%	29.4%	31.4%	30.3%
United States – Crossovers	11.3%	6.9%	11.0%	10.6%
Total United States	16.8%	13.0%	16.0%	14.4%
Total North America	16.2%	12.5%	15.5%	13.9%
Total Asia/Pacific, Middle East and Africa	6.2%	7.3%	6.4%	7.3%
Total South America	12.9%	12.7%	12.3%	10.9%
Total GM Market	9.2%	8.9%	9.2%	9.3%
Total Worldwide	7.6%	7.4%	7.6%	7.6%

United States fleet sales as a percentage of retail vehicle sales	22.5%	15.9%	21.3%	15.2%

North America capacity two shift utilization	99.2%	69.9%	98.8%	78.4%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Year Ended December 31, 2022					Year Ended December 31, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$143,974	$102	$—	$(101)	$143,975	$113,584	$106	$—	$(100)	$113,590
GM Financial	—	—	12,766	(6)	12,760	—	—	13,419	(5)	13,414
Total net sales and revenue	143,974	102	12,766	(107)	156,735	113,584	106	13,419	(105)	127,004
Costs and expenses
Automotive and other cost of sales	124,317	2,576	—	(2)	126,892	99,421	1,124	—	(1)	100,544
GM Financial interest, operating and other expenses	—	—	8,864	(2)	8,862	—	—	8,584	(2)	8,582
Automotive and other selling, general and administrative expense	9,902	766	—	(1)	10,667	8,257	297	—	—	8,554
Total costs and expenses	134,219	3,342	8,864	(5)	146,421	107,678	1,421	8,584	(3)	117,680
Operating income (loss)	9,755	(3,240)	3,903	(102)	10,315	5,906	(1,315)	4,835	(102)	9,324
Automotive interest expense	986	5	—	(5)	987	952	—	—	(2)	950
Interest income and other non-operating income, net	1,282	48	(1)	103	1,432	2,934	16	—	91	3,041
Equity income	663	—	173	—	837	1,100	—	201	—	1,301
Income (loss) before income taxes	10,713	(3,197)	4,076	5	11,597	8,988	(1,299)	5,036	(9)	12,716
Income tax expense					1,888					2,771
Net income					9,708					9,945
Net loss attributable to noncontrolling interests					226					74
Net income attributable to stockholders					$9,934					$10,019

Net income attributable to common stockholders					$8,915					$9,837

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Basic earnings per share
Net income attributable to stockholders	$1,999	$1,741	$9,934	$10,019
Less: cumulative dividends on subsidiary preferred stock(a)	(12)	(38)	(1,019)	(182)
Net income attributable to common stockholders	$1,987	$1,703	$8,915	$9,837

Weighted-average common shares outstanding	1,415	1,453	1,445	1,451

Basic earnings per common share	$1.40	$1.17	$6.17	$6.78
Diluted earnings per share
Net income attributable to common stockholders – diluted	$1,987	$1,703	$8,915	$9,837

Weighted-average common shares outstanding – diluted	1,425	1,472	1,454	1,468

Diluted earnings per common share	$1.39	$1.16	$6.13	$6.70
Potentially dilutive securities(b)	10	2	10	2
__________
(a)Cumulative dividends on subsidiary preferred stock includes a $909 million deemed dividend related to the redemption of Cruise preferred shares from SoftBank for the year ended December 31, 2022 and an insignificant amount in participating securities income from a subsidiary in the year ended December 31, 2022 and in the three months ended December 31, 2022 and 2021.
(b)Potentially dilutive securities attributable to outstanding stock options at December 31, 2022 and 2021 and restricted stock units (RSUs) at December 31, 2022, were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	December 31, 2022					December 31, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$13,629	$1,519	$4,005	$—	$19,153	$14,541	$1,578	$3,948	$—	$20,067
Marketable debt securities	10,760	1,390	—	—	12,150	7,076	1,551	—	(19)	8,609
Accounts and notes receivable, net(a)	11,910	—	2,114	(691)	13,333	7,553	1	532	(691)	7,394
GM Financial receivables, net	—	—	33,811	(188)	33,623	—	—	26,812	(163)	26,649
Inventories	15,369	—	—	(2)	15,366	12,990	—	—	(2)	12,988
Other current assets(b)	2,009	347	4,912	(442)	6,825	2,167	179	4,301	(250)	6,396
Total current assets	53,677	3,256	44,842	(1,324)	100,451	44,326	3,309	35,592	(1,124)	82,103
Non-current Assets
GM Financial receivables, net	—	—	40,702	(112)	40,591	—	—	36,167	—	36,167
Equity in net assets of nonconsolidated affiliates	8,511	—	1,665	—	10,176	7,960	—	1,717	—	9,677
Property, net	45,011	98	140	—	45,248	40,858	105	152	—	41,115
Goodwill and intangible assets, net	2,877	727	1,341	—	4,945	3,012	736	1,339	—	5,087
Equipment on operating leases, net	—	—	32,701	—	32,701	—	—	37,929	—	37,929
Deferred income taxes	20,348	1,108	(917)	—	20,539	21,653	—	(501)	—	21,152
Other assets	7,995	322	1,069	—	9,386	10,358	339	812	(21)	11,488
Total non-current assets	84,742	2,254	76,702	(112)	163,586	83,842	1,180	77,615	(21)	162,615
Total Assets	$138,419	$5,510	$121,544	$(1,436)	$264,037	$128,167	$4,489	$113,207	$(1,145)	$244,718
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$27,307	$146	$712	$(679)	$27,486	$20,065	$140	$855	$(669)	$20,391
Short-term debt and current portion of long-term debt
Automotive	2,144	13	—	(198)	1,959	624	27	—	(188)	463
Cruise	—	2	—	(2)	—	—	—	—	—	—
GM Financial	—	—	36,819	—	36,819	—	—	33,257	—	33,257
Accrued liabilities(b)	18,662	612	6,081	(445)	24,910	16,879	230	3,439	(251)	20,297
Total current liabilities	48,113	772	43,612	(1,324)	91,173	37,568	397	37,550	(1,108)	74,408
Non-current Liabilities
Long-term debt
Automotive	15,879	6	—	—	15,885	16,348	7	—	—	16,355
Cruise	—	112	—	(112)	—	—	—	—	—	—
GM Financial	—	—	60,036	—	60,036	—	—	59,304	—	59,304
Postretirement benefits other than pensions	4,193	—	—	—	4,193	5,743	—	—	—	5,743
Pensions	5,692	—	6	—	5,698	8,002	—	5	—	8,008
Other liabilities	11,927	465	2,375	—	14,767	12,560	488	2,058	(21)	15,085
Total non-current liabilities	37,691	583	62,417	(112)	100,579	42,654	495	61,368	(21)	104,495
Total Liabilities	85,804	1,356	106,029	(1,436)	191,752	80,222	892	98,918	(1,129)	178,903
Noncontrolling interest - Cruise Stock Incentive Awards	—	357	—	—	357	—	—	—	—	—
Equity
Common stock, $0.01 par value	14	—	—	—	14	15	—	—	—	15
Additional paid-in capital(c)	26,313	90	1,433	(1,409)	26,428	27,065	55	1,551	(1,611)	27,061
Retained earnings	32,054	1,766	15,429	1	49,251	27,920	42	13,985	(9)	41,937
Accumulated other comprehensive loss	(6,552)	(2)	(1,348)	—	(7,901)	(8,025)	4	(1,248)	—	(9,269)
Total stockholders’ equity	51,829	1,855	15,515	(1,407)	67,792	46,974	100	14,288	(1,620)	59,744
Noncontrolling interests(c)	786	1,942	—	1,407	4,135	971	3,496	—	1,603	6,071
Total Equity	52,615	3,797	15,515	—	71,927	47,945	3,597	14,289	(16)	65,815
Total Liabilities and Equity	$138,419	$5,510	$121,544	$(1,436)	$264,037	$128,167	$4,489	$113,207	$(1,145)	$244,718
_________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $495 million offset by Automotive accounts payable and Automotive accounts receivable of $115 million offset by GM Financial accounts payable at December 31, 2022; and GM Financial accounts and notes receivable of $301 million offset by Automotive accounts payable and Automotive accounts receivable of $313 million offset by GM Financial accounts payable at December 31, 2021.
(b)Eliminations primarily related to intercompany capital expenditures between Automotive and Cruise for the Cruise Origin.
(c)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheets.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)

	Year Ended December 31, 2022					Year Ended December 31, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$8,509	$(1,900)	$3,095	$5	$9,708	$7,774	$(1,616)	$3,796	$(9)	$9,945
Depreciation and impairment of Equipment on operating leases, net	—	—	4,839	—	4,839	—	—	6,076	—	6,076
Depreciation, amortization and impairment charges on Property, net	6,346	55	49	—	6,451	5,861	56	58	—	5,975
Foreign currency remeasurement and transaction (gains) losses	173	—	(1)	—	172	(15)	2	(3)	—	(17)
Undistributed earnings of nonconsolidated affiliates, net	225	—	(32)	—	193	(390)	—	(127)	—	(517)
Pension contributions and OPEB payments	(790)	—	—	—	(790)	(837)	—	—	—	(838)
Pension and OPEB income, net	(1,190)	—	1	—	(1,189)	(1,606)	—	1	—	(1,605)
Provision (benefit) for deferred taxes	1,247	(1,297)	475	—	425	1,697	317	201	—	2,214
Change in other operating assets and liabilities(a)	2,363	1,067	(1,263)	(5,144)	(2,977)	(6,224)	74	(3)	2,787	(3,366)
Other operating activities(c)	2,211	243	(1,688)	(1,556)	(790)	3,435	—	(2,702)	(3,412)	(2,679)
Net cash provided by (used in) operating activities	19,094	(1,832)	5,476	(6,695)	16,043	9,693	(1,167)	7,297	(634)	15,188
Cash flows from investing activities
Expenditures for property	(9,007)	(197)	(44)	10	(9,238)	(7,389)	(89)	(26)	(5)	(7,509)
Available-for-sale marketable securities, acquisitions	(8,511)	(3,326)	—	—	(11,837)	(5,150)	(3,811)	—	—	(8,962)
Available-for-sale marketable securities, liquidations	4,565	3,506	—	(14)	8,057	6,123	3,245	—	(20)	9,347
Purchases of finance receivables, net (a)	—	—	(39,113)	5,139	(33,974)	—	—	(33,013)	4	(33,009)
Principal collections and recoveries on finance receivables(a)	—	—	27,017	(129)	26,887	—	—	27,720	(3,097)	24,622
Purchases of leased vehicles, net	—	—	(11,949)	—	(11,949)	—	—	(14,602)	—	(14,602)
Proceeds from termination of leased vehicles	—	—	14,234	—	14,234	—	—	14,393	—	14,393
Other investing activities(b)	(4,544)	—	(151)	4,633	(62)	(1,758)	(5)	(14)	1,142	(635)
Net cash provided by (used in) investing activities	(17,497)	(17)	(10,006)	9,638	(17,882)	(8,174)	(661)	(5,543)	(1,978)	(16,355)
Cash flows from financing activities
Net increase (decrease) in short-term debt	40	—	333	—	373	1	—	2,911	—	2,912
Proceeds from issuance of debt (original maturities greater than three months)	2,255	99	43,557	(99)	45,813	367	26	44,933	(26)	45,300
Payments on debt (original maturities greater than three months)	(1,631)	(1)	(37,925)	(50)	(39,606)	(1,203)	(18)	(46,708)	123	(47,806)
Payment to purchase common stock	(2,514)	—	—	14	(2,500)	—	—	—	—	—
Issuance (redemptions) of subsidiary preferred stock(b)	—	2,419	—	(4,541)	(2,121)	—	2,736	—	(1,000)	1,736
Dividends paid(c)	(265)	(58)	(1,819)	1,745	(397)	(1)	(65)	(3,620)	3,500	(186)
Other financing activities	(363)	(668)	(134)	(13)	(1,178)	(37)	(32)	(158)	15	(212)
Net cash provided by (used in) financing activities	(2,478)	1,791	4,014	(2,943)	383	(873)	2,647	(2,641)	2,612	1,744
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(147)	—	9	—	(138)	(97)	—	(56)	—	(152)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,028)	(59)	(507)	—	(1,594)	549	818	(943)	—	425
Cash, cash equivalents and restricted cash at beginning of period	14,774	1,584	7,183	—	23,542	14,225	766	8,126	—	23,117
Cash, cash equivalents and restricted cash at end of period	$13,746	$1,526	$6,676	$—	$21,948	$14,774	$1,584	$7,183	$—	$23,542
_________
(a)Includes reclassifications of $5.0 billion and $2.9 billion in the years ended December 31, 2022 and 2021 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Includes reclassification of $2.1 billion redemption of Cruise preferred shares from SoftBank in the year ended December 31, 2022 and $2.4 billion and $1.0 billion in the years ended December 31, 2022 and 2021 for Automotive investment in Cruise.
(c)Eliminations include dividends issued by GM Financial to Automotive.